Exhibit 99.1

Quantum-Si Reports Third Quarter 2022 Financial Results

GUILFORD, Conn. -- (BUSINESS WIRE) -- Nov. 07, 2022 -- Quantum-Si Incorporated (Nasdaq: QSI) (“Quantum-Si,” “QSI” or the “Company”), a life sciences company commercializing the first next-generation, single-molecule protein sequencing platform, today announced financial results for the third quarter ending September 30, 2022.

Recent Highlights
●	Appointed Jeff Hawkins as Chief Executive Officer and director to the Board.
●	Announced the publication of the paper entitled “Real-time dynamic single-molecule protein sequencing on an integrated semiconductor device,” in Science.
●
Formed a subsidiary to accelerate protein engineering and directed evolution programs in collaboration with development partners at the Ecole Superieure de Physique et de Chimie Industrielles (ESPCI) in Paris, France.

Outlook
●	The Company expects to launch its PlatinumTM protein sequencing instrument and start taking orders before the end of 2022 and begin shipments in Q1 2023.
●
We continue to increase our efforts to manage costs and improve efficiencies and are lowering our operating expense guidance for a second consecutive time. We now expect operating expenses to grow 25-30% year-over-year in 2022, down from a prior expectation of 40-50%.

“Quantum-Si’s focus during this past quarter has been on preparing our product and commercial organization to confidently launch the Platinum instrument later this year,” said Jeff Hawkins, Chief Executive Officer. “We look forward to the launch of our revolutionary next-generation protein sequencing platform and the opportunity to work closely with our customers to make it an indispensable tool for researchers globally.”

Third Quarter 2022 Financial Results
Research and development expenses were $16.7 million in the third quarter of 2022, compared to $11.1 million in the third quarter of 2021. The increase was primarily due to higher internal and external product development activities and higher personnel costs as a result of increased headcount.

Selling, general and administrative expenses were $11.0 million in the third quarter of 2022, compared to $14.1 million in the third quarter of 2021. The decrease was primarily the result of lower stock-based compensation expense associated with the business combination that took place last year, and a reduction in consulting services, partially offset by an increase in compensation expense from higher headcount.

Operating expenses were $27.7 million in the third quarter of 2022, compared to $25.2 million in the third quarter of 2021, representing an increase of 9.9%.

Net loss was $31.7 million in the third quarter of 2022, compared to a net loss of $18.1 million in the third quarter of 2021. Adjusted EBITDA was negative $22.9 million in the third quarter of 2022, compared to negative $17.5 million in the third quarter of 2021. The reconciliation of non-GAAP adjusted EBITDA to net loss is provided in a table included in this press release.

As of September 30, 2022, cash and cash equivalents and investments in marketable securities were $372.1 million.

Webcast and Conference Call Information
Quantum-Si will host a conference call to discuss its third quarter 2022 financial results on Monday, November 7, 2022, at 4:30 PM Eastern Time. Individuals interested in listening to the conference call may do so by joining the live webcast on the Investors section of the Quantum-Si website under Events & Presentations. Alternatively, individuals can register online to receive a dial-in number and personalized PIN to participate in the call. An archived webcast of the event will be available for replay following the event.

About Quantum-Si Incorporated
Quantum-Si is focused on revolutionizing the growing field of proteomics. The Company's suite of technologies is powered by a first-of-its-kind semiconductor chip designed to enable single-molecule next-generation protein sequencing and digitize proteomic research in order to advance drug discovery and diagnostics beyond what has been possible with DNA sequencing. Learn more at www.quantum-si.com.

Use of Non-GAAP Financial Measures
In addition to providing financial measurements that have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), the Company provides additional financial metrics that are not prepared in accordance with U.S. GAAP (“non-GAAP”). The non-GAAP financial measures included in this press release are EBITDA and Adjusted EBITDA. The Company presents non-GAAP financial measures to assist readers of its condensed consolidated financial statements in understanding the core operating results that its management uses to evaluate the business and for financial planning purposes. The Company’s non-GAAP financial measures, EBITDA and Adjusted EBITDA, provide an additional tool for investors to use in comparing its financial performance over multiple periods.

EBITDA and Adjusted EBITDA are key performance measures that the Company’s management uses to assess its operating performance. These non-GAAP measures facilitate internal comparisons of the Company’s operating performance on a more consistent basis. The Company uses these performance measures for business planning purposes and forecasting. The Company believes that EBITDA and Adjusted EBITDA enhance an investor’s understanding of the Company’s financial performance as they are useful in assessing its operating performance from period-to-period by excluding certain items that the Company believes are not representative of its core business.

EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate this measure in the same manner. EBITDA and Adjusted EBITDA are not prepared in accordance with U.S. GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with U.S. GAAP. When evaluating the Company’s performance, you should consider EBITDA and Adjusted EBITDA alongside other financial performance measures prepared in accordance with U.S. GAAP, including net loss.

The non-GAAP financial measures do not replace the presentation of the Company’s U.S. GAAP financial results and should only be used as a supplement to, not as a substitute for, the Company’s financial results presented in accordance with U.S. GAAP. In this press release, the Company has provided a reconciliation of EBITDA and Adjusted EBITDA to net loss, the most directly comparable U.S. GAAP financial measure. A reconciliation of EBITDA and Adjusted EBITDA to corresponding U.S. GAAP measures is not available on a forward-looking basis because the Company is unable to predict with reasonable certainty the non-cash component of employee compensation expense, changes in its working capital needs, the impact of earnings or charges resulting from matters the Company considers not to be reflective, on a recurring basis, of its ongoing operations, and other such items without unreasonable effort. These items are uncertain, depend on several factors, and could be material to the Company’s results computed in accordance with U.S. GAAP. Management strongly encourages investors to review the Company’s financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.

Forward Looking Statements
This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. The actual results of the Company may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company's expectations with respect to future performance and development and commercialization of products and services. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside the Company's control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the impact of COVID-19 on the Company's business; the inability to maintain the listing of the Company's Class A common stock on The Nasdaq Stock Market; the ability to recognize the benefits of the business combination, which may be affected by, among other things, competition and the ability of the Company to grow and manage growth profitably and retain its key employees; our ongoing leadership transition; changes in applicable laws or regulations; the ability of the Company to raise financing in the future; the success, cost and timing of the Company's product development and commercialization activities; the potential attributes and benefits of the Company's products and services; the Company's ability to obtain and maintain regulatory approval for its products, and any related restrictions and limitations of any approved product; the Company's ability to identify, in-license or acquire additional technology; the Company's ability to maintain its existing lease, license, manufacture and supply agreements; the Company's ability to compete with other companies currently marketing or engaged in the development or commercialization of products and services that the Company is developing; the size and growth potential of the markets for the Company's future products and services, and its ability to serve those markets, either alone or in partnership with others; the pricing of the Company's products and services following anticipated commercial launch; the Company's estimates regarding future expenses, future revenue, capital requirements and needs for additional financing; the Company's financial performance; and other risks and uncertainties described under "Risk Factors" in the Company’s Annual Report for the fiscal year ended December 31, 2021, and in the Company's other filings with the SEC. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

QUANTUM-SI INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except share and per share amounts)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Operating expenses:
Research and development	$16,675	$11,104	$53,905	$32,190
Selling, general and administrative	10,983	14,071	31,093	36,928
Total operating expenses	27,658	25,175	84,998	69,118
Loss from operations	(27,658)	(25,175)	(84,998)	(69,118)
Interest expense	-	-	-	(5)
Dividend income	1,381	739	3,288	741
Change in fair value of warrant liabilities	137	6,975	5,121	3,442
Other (expense), net	(5,573)	(630)	(22,713)	(627)
Loss before provision for income taxes	(31,713)	(18,091)	(99,302)	(65,567)
Provision for income taxes	-	-	-	-
Net loss and comprehensive loss	$(31,713)	$(18,091)	$(99,302)	$(65,567)
Net loss per common share attributable to common stockholders, basic and diluted	$(0.23)	$(0.13)	$(0.71)	$(1.09)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	139,542,660	136,456,848	139,057,663	60,104,891

QUANTUM-SI INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)
(Unaudited)

	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$78,263	$35,785
Marketable securities	293,811	435,519
Prepaid expenses and other current assets	6,799	5,868
Total current assets	378,873	477,172
Property and equipment, net	13,764	8,908
Goodwill	9,483	9,483
Other assets	697	690
Operating lease right-of-use assets	15,166	6,973
Total assets	$417,983	$503,226
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,775	$3,393
Accrued expenses and other current liabilities	9,586	7,276
Short-term operating lease liabilities	1,280	859
Total current liabilities	12,641	11,528
Long-term liabilities:
Warrant liabilities	2,118	7,239
Other long-term liabilities	-	206
Operating lease liabilities	15,774	7,219
Total liabilities	30,533	26,192

Stockholders' equity
Class A Common stock, $0.0001 par value; 600,000,000 shares authorized as of September 30, 2022 and December 31, 2021; 119,848,170 and 118,025,410 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	12	12
Class B Common stock, $0.0001 par value; 27,000,000 shares authorized as of September 30, 2022 and December 31, 2021; 19,937,500 shares issued and outstanding as of September 30, 2022 and December 31, 2021	2	2
Additional paid-in capital	753,970	744,252
Accumulated deficit	(366,534)	(267,232)
Total stockholders' equity	387,450	477,034
Total liabilities and stockholders' equity	$417,983	$503,226

QUANTUM-SI INCORPORATED
RECONCILIATION OF U.S. GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands)
(Unaudited)

Adjusted EBITDA

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Net loss	$(31,713)	$(18,091)	$(99,302)	$(65,567)
Adjustments to reconcile to EBITDA:
Interest expense	-	-	-	5
Dividend income	(1,381)	(739)	(3,288)	(741)
Depreciation	729	264	1,789	712
EBITDA	$(32,365)	$(18,566)	$(100,801)	$(65,591)
Adjustments to reconcile to Adjusted EBITDA:
Change in fair value of warrant liabilities	(137)	(6,975)	(5,121)	(3,442)
Other expense, net	5,573	630	22,713	627
Stock-based compensation	4,043	7,396	7,099	17,840
Transaction related costs - business combination	-	-	-	6,920
Adjusted EBITDA	$(22,886)	$(17,515)	$(76,110)	$(43,646)

Investor Contacts
Juan Avendano
ir@quantum-si.com

Media Contact
Shawna Marino
media@quantum-si.com

Source: Quantum-Si Incorporated